EXHIBIT 99.1

DAVIDsTEA Provides Business Update on COVID-19

MONTREAL, March 17, 2020 - DAVIDsTEA Inc. (Nasdaq:DTEA) (“DAVIDsTEA” or “the Company”), a leading tea merchant in North America, announced that it has closed all of its stores in North America, effective today and until further notice, in response to the continued spread of COVID-19.

“After careful evaluation of what has been a rapidly evolving situation, our team has made the very difficult decision to close all stores, until further notice. We want to be a responsible global citizen true to our core values, and are therefore doing our part in what must be a unified response to the COVID-19 pandemic,” stated Herschel Segal, Founder, Chairman and Interim CEO of DAVIDsTEA.

“In view of this unprecedented public health crisis, this is the right thing to do to protect our communities, our staff and our customers. During this difficult time, we hope our tea will provide some comfort by continuing to offer our products directly to consumers through our online store and in the more than 2,500 supermarkets and drugstores across Canada. We will keep our stakeholders informed as to when we expect to reopen our stores. This decision will be based on our assessment of the situation as it evolves, and in concert with guidance from public authorities.’’

The Company will provide an update regarding the operational and financial impacts of COVID-19 during its fourth quarter fiscal 2019 earnings call, to be held on May 1, 2020.

Cautionary Forward-Looking Statements

Certain material presented in this press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate”, “expect”, “plan”, “could”, “may”, “will”, “believe”, “estimate”, “forecast”, “goal”, “project”. and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs about the Company’s prospects, management’s turn-around strategy, plans for investment in marketing initiatives, changes to product offerings and assortment, and strategic plans. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks and uncertainties including: the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic, the Company’s ability to implement its strategy, the Company’s ability to maintain and enhance its brand image, particularly in new markets; the Company’s ability to compete in the specialty tea and beverage category; the Company’s ability to expand and improve its operations; changes in the Company’s executive management team; levels of foot traffic in locations in which the Company’s stores are located; changes in consumer trends and preferences; fluctuations in foreign currency exchange rates; general economic conditions and consumer confidence; minimum wage laws; the importance of the Company’s first, second and third fiscal quarters to results of operations for the entire fiscal year; and other risks set forth in the Company’s Annual Report on Form 10-K. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DAVIDsTEA

DAVIDsTEA is a leading retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages through over 230 company-owned and operated DAVIDsTEA retail stores in Canada and the United States, as well as through its e-commerce platform at davidstea.com. A selection of DAVIDsTEA products is also available in grocery stores across Canada through its growing wholesale distribution channel. The Company is headquartered in Montréal, Canada.

Investor Contact	Media Contact
MaisonBrison Communications	PELICAN PR
Pierre Boucher	Lyla Radmanovich
514-731-0000	514-845-8763
investors@davidstea.com	media@rppelican.ca